UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   October 25, 2018

UGI Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   610 337-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information required by this item is included in Item 2.03 below and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information required by this item is included under the heading “Use of Proceeds” in Item 2.03 below and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Senior Notes Issued by UGI International, LLC

On October 25, 2018, UGI International, LLC (“International”), a wholly owned subsidiary of UGI Corporation (the “Company”), issued €350.0 million aggregate principal amount of its 3.25% senior notes due 2025 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of October 25, 2018, among International, the guarantors named therein, U.S. Bank National Association, as trustee, Elavon Financial Services DAC, as registrar and transfer agent, and Elavon Financial Services DAC, UK Branch, as paying agent (the “Indenture”). The Notes will pay cash interest semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2019.  The Notes were issued in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.

Optional Redemption Provisions and Change of Control Triggering Event Repurchase Right

At any time prior to November 1, 2021, upon not less than 15 nor more than 60 days’ notice, the Notes will be redeemable at International’s option, in whole at any time or in part from time to time, at a price equal to 100.0% of the principal amount of the Notes redeemed, plus a make-whole premium as set forth in the Indenture, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date. Beginning November 1, 2021, International may redeem the Notes, at its option, in whole at any time or in part from time to time, subject to the payment of a redemption price together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date. The redemption price includes a call premium that varies (from 1.625% to 0.0%) depending on the year of redemption.

In addition, at any time prior to November 1, 2021, the Issuer may redeem up to 40.0% of the aggregate principal amount of the Notes at a redemption price equal to 103.25% of the principal amount thereof, together with accrued and unpaid interest, if any, to (but not including) the applicable redemption date, with the net cash proceeds of one or more equity offerings by International or any direct or indirect parent of International (including the Company).

International or a third party has the right to redeem the Notes at 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of redemption following the consummation of a change of control triggering event, as defined in the Indenture, if at least 90% of the Notes outstanding prior to such date of purchase are purchased pursuant to a change of control offer with respect to such change of control triggering event.  The holders of the Notes will also have the right to require International to repurchase the Notes upon the occurrence of a change in control triggering event at an offer price equal to 101.0% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase.

Ranking

The Notes are International’s and the guarantors’ senior unsecured obligations. The Notes are guaranteed by all of International’s restricted subsidiaries that are borrowers under or that guarantee International’s obligations under the Credit Agreement, as defined herein. The note guarantees will be the senior unsecured obligations of each such guarantor. Under certain circumstances, the guarantors may be released from their note guarantees without consent of the holders of Notes. Under the terms of the Indenture, the Notes rank equally in right of payment with all of International’s and the guarantors’ existing and future senior indebtedness, including borrowings under the Credit Agreement, and rank contractually senior in right of payment to the Issuer’s and the guarantors’ future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to International’s and the guarantors’ existing and future secured indebtedness. The Notes and guarantees are structurally subordinated to all existing and future indebtedness and liabilities (including trade payables) of International’s subsidiaries that do not guarantee the Notes.

Restrictive Covenants

The Indenture contains covenants that limit International’s and its restricted subsidiaries’ ability to, among other things: (i) incur additional indebtedness and guarantee indebtedness; (ii) pay dividends or make other distributions or repurchase or redeem its capital stock; (iii) prepay, redeem or repurchase certain indebtedness; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) sell assets; (vii) incur liens; (viii) enter into transactions with affiliates; (ix) enter into agreements restricting its subsidiaries’ ability to pay dividends; and (x) amalgamate, merge, divide, consolidate or sell all or substantially all of its assets.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Multicurrency Facilities Agreement Entered into by UGI International, LLC

Effective on October 25, 2018, International became obligated under an unsecured multicurrency facilities agreement (the “Credit Agreement”) among International, as borrower, UGI France SAS (“UGI France”), Flaga GmbH (“Flaga”), Antargaz Finagaz S.A., and Avanti Gas Limited (collectively the “Original Guarantors”), Natixis, as agent, mandated lead arranger, bookrunner and coordinator, Barclays Bank Plc, BNP Paribas, Credit Agricole Corporate and Investment Bank, HSBC France, ING Bank N.V., French Branch, Mediobanca International (Luxembourg) S.A., Raiffeisen Bank International AG and Societe Generale Corporate and Investment Banking, as mandated lead arrangers, and certain other lenders (collectively, the “Lenders”) consisting of a €300.0 million revolving loan facility (the “Revolving Loan Facility”) and a €300.0 million term loan facility (the “Term Loan Facility”). All capitalized terms used under this heading but not otherwise defined shall have the meanings given to them in the Credit Agreement.

Under and subject to the terms of the Credit Agreement, the Lenders have committed to provide revolving credit loans to International in an aggregate amount of €300.0 million and a term loan to International in an aggregate amount of €300.0 million. Proceeds from borrowings under the Term Loan Facility are to be used to refinance existing indebtedness (as described under “Use of Proceeds” below) and for general corporate purposes.

Loans made in euros will bear interest at (i) (a) the euro interbank offered rate administered by the European Money Markets Institute or (b) the European Overnight Index Average for deposits in euros as calculated under the supervision of the European Network of Central Banks (with respect to the first Interest Period only), plus (ii) one point seventy per cent (1.70%) per annum for the Revolving Loan Facility and one point thirty-five per cent (1.35%) per annum for the Term Loan Facility (the “Euro Margin”). Loans made in U.S. dollars will bear interest at (i) the London interbank offered rate administered by ICE Benchmark Administration Limited, plus (ii) one point sixty per cent (1.60%) per annum (the “LIBOR Margin”; the LIBOR Margin and the Euro Margin, each a “Margin”). The applicable Margin for each Loan may be adjusted each Interest Period in accordance with levels corresponding to International’s Consolidated Total Net Leverage Ratio.

The Credit Agreement has a maturity date of October 18, 2023. International may cancel all or any part of the Commitments and may voluntarily prepay its borrowings under the Credit Agreement, in whole or in part, without any premium or penalty.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants relating to financial reporting, compliance with laws, payment of taxes, preservation of existence, limitations on dividends, maintenance of insurance, limitations on liens, restrictions on mergers and dispositions, and limitations on changes in the nature of International’s business. International must maintain a leverage ratio of Consolidated Total Net Indebtedness to Consolidated EBITDA equal to or less than 3.85 to 1.00 (the “Financial Covenant”), subject to certain exceptions. International shall ensure that the Guarantor EBITDA equals or exceeds seventy percent (70%) of EBITDA. Also, International must at all times continue to hold 100% of the issued share capital of UGI Europe and shall ensure that UGI International Holdings B.V. at all times continues to hold 100% of the issued share capital of UGI France.

The Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe covenants within a specified period of time, failure to satisfy the Financial Covenant, the bankruptcy or insolvency of International or any of its Material Subsidiaries, judgments rendered against International or any of its Subsidiaries that have or are reasonably likely to have a Material Adverse Effect, a change of control of International, cross defaults to other indebtedness of International or its Subsidiaries of a specified amount, and ERISA defaults that have or are reasonably expected to have a Material Adverse Effect. In the event of a default by International, the Agent may, and shall, if so directed by the requisite number of Lenders, cancel the commitments, declare that all or part of the amounts owed under the Credit Agreement be immediately due and payable, or declare that all or part of the amounts owed under the Credit Agreement be payable on demand whereupon they shall immediately become payable on demand by the Agent on the instructions of the requisite number of Lenders. Under the terms of the Credit Agreement, a 1% interest penalty will apply to any outstanding amount not paid when due or that remains outstanding if International fails to pay any amount payable by it on its due date.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement. A copy of the Credit Agreement is attached as Exhibit 4.2 to this Current Report on Form 8-K, and is incorporated by reference herein.

Use of Proceeds

The net proceeds from the sale of the Notes, cash on hand and borrowings under the Term Loan Facility were used to repay certain outstanding indebtedness of International’s wholly-owned subsidiaries, UGI France and Flaga, including (a) the €660.0 million senior secured credit facilities represented by the senior facilities agreement, dated April 30, 2015 (the “UGI France Credit Facilities”), among UGI France, as borrower, HSBC France, as senior mandated lead arranger, Natixis, as facility agent and security agent, and the mandated lead arrangers, underwriters and bookrunners named therein, (b) the €100.8 million senior credit facilities governed by the credit facility agreement, dated October 29, 2015 (the “Raiffeisen Credit Facilities”), between Flaga, as borrower, and Raiffeisen Bank International AG, as lender, and (c) the

$49,914,477.06 senior credit facility governed by the credit agreement, dated as of September 14, 2015 (the “Wells Fargo Credit Facility” and, together with the UGI France Credit Facilities and the Raiffeisen Bank Credit Facilities, the “Existing Credit Facilities”), between Flaga, as borrower, and Wells Fargo Bank International, as lender, and to pay transaction costs and expenses related to the repayment of the Existing Credit Facilities, the offering of the Notes and International’s entry into the Credit Agreement. The credit agreements governing the Existing Credit Facilities were repaid without any premium or penalty and were terminated concurrently with the repayment of the indebtedness thereunder.  In addition, International’s existing €300.0 million senior secured revolving credit facility governed by the multicurrency revolving facility agreement, dated December 19, 2017, between International, as borrower, and Natixis, as coordinator, agent and security agent, and the mandated lead arrangers named therein, was refinanced and terminated in connection with International’s entry into the Revolving Loan Facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1

Indenture, dated as of October 25, 2018, by and among International, the guarantors named therein, U.S. Bank National Association, as trustee, Elavon Financial Services DAC, as registrar and transfer agent, and Elavon Financial Services DAC, UK Branch, as paying agent (including the form of Note).

4.2

Multicurrency Facilities Agreement, effective October 25, 2018, among International, as borrower, Natixis, as agent, mandated lead arranger, bookrunner and coordinator, Barclays Bank Plc, BNP Paribas, Credit Agricole Corporate and Investment Bank, HSBC France, ING Bank N.V., French Branch, Mediobanca International (Luxembourg) S.A., Raiffeisen Bank International AG and Societe Generale Corporate and Investment Banking, as mandated lead arrangers, and certain other lenders.

EXHIBIT INDEX

Exhibit No.

4.1

Indenture, dated as of October 25, 2018, by and among International, the guarantors named therein, U.S. Bank National Association, as trustee, Elavon Financial Services DAC, as registrar and transfer agent, and Elavon Financial Services DAC, UK Branch, as paying agent (including the form of Note).

4.2

Multicurrency Facilities Agreement, effective October 25, 2018, among International, as borrower, Natixis, as agent, mandated lead arranger, bookrunner and coordinator, Barclays Bank Plc, BNP Paribas, Credit Agricole Corporate and Investment Bank, HSBC France, ING Bank N.V., French Branch, Mediobanca International (Luxembourg) S.A., Raiffeisen Bank International AG and Societe Generale Corporate and Investment Banking, as mandated lead arrangers, and certain other lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

October 25, 2018	By:	/s/ Monica M. Gaudiosi
Name: Monica M. Gaudiosi
Title: Vice President, General Counsel and Secretary